UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALMONTY INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(Province or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8 South Idaho Street, Suite A

Dillon, Montana,

59725, United States of America

(Address of principal executive offices)

Almonty Industries Inc. Omnibus Equity Incentive Plan Adopted April 30, 2025

Almonty Industries Inc. Fourth Amended and Restated Incentive Stock Option Plan Adopted August 4, 2026

Almonty Industries Inc. Amended and Restated Restricted Share Unit Plan Adopted August 4, 2026

(Full title of plan)

CT Corporation System

28 Liberty Street

New York, New York 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

ALMONTY INDUSTRIES INC.

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed by Almonty Industries Inc. (the “Company” or the “Registrant”) to register (i) 1,068,571 common shares of the Company (“Omnibus Shares”) that may be issued pursuant to, or upon the exercise of, awards that may be granted under the Company’s Omnibus Equity Incentive Plan, adopted April 30, 2025, as amended from time to time (the “Omnibus Plan”), (ii) 1,562,996 common shares of the Company (“Stock Option Shares”) that may be issued pursuant to, or upon the exercise of, awards that may be granted under the Company’s Fourth Amended and Restated Incentive Stock Option Plan, adopted August 4, 2026, as amended from time to time (the “Stock Option Plan”), and (iii) 2,191,021 common shares of the Company (“RSU Shares” and, together with the Omnibus Shares and the Stock Option Shares, the “Shares”) that may be issued pursuant to, or upon the exercise of, awards that may be granted under the Company’s Amended and Restated Restricted Share Unit Plan, adopted August 4, 2026, as amended from time to time (the “RSU Plan” and, together with the Omnibus Plan and the Stock Option Plan, the “Plans”).

In addition, this Registration Statement registers the resale of up to 14,022,335 Shares that may be issued to the Selling Shareholders pursuant to the grant of options, deferred share units, performance share units, and/or restricted share units under the Plans, subject to exercise, vesting and settlement.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those Shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the Selling Shareholders named herein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

14,022,335 COMMON SHARES

Almonty Industries Inc.

This reoffer prospectus relates to 14,022,335 common shares, no par value (the “Shares”), of Almonty Industries Inc. (“Almonty,” “we,” “us,” “our,” “Registrant,” or the “Company”) which may be reoffered and resold from time to time by the Selling Shareholders, named herein, who are directors, officers, employees or consultants of the Company or a subsidiary thereof, and that will be acquired, by the grant of options, deferred share units, performance share units, and restricted share units prior to the filing of this Registration Statement under (i) the Almonty Industries Inc. Omnibus Equity Incentive Plan, adopted April 30, 2025, as amended from time to time (the “Omnibus Plan”), and/or (ii) the Almonty Industries Inc. Fourth Amended and Restated Incentive Stock Option Plan, adopted August 4, 2026, as amended from time to time (the “Stock Option Plan”), and/or (iii) the Almonty Industries Inc. Amended and Restated Restricted Share Unit Plan, adopted August 4, 2026, as amended from time to time (the “RSU Plan” and, together with the Omnibus Plan and the Stock Option Plan, the “Plans”) for such Selling Shareholders’ own account. We will not receive any proceeds from any sale of the Shares offered pursuant to this reoffer prospectus.

The Selling Shareholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the common shares of the Company (the “Common Shares”) at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a reoffer prospectus supplement. For a description of the various methods by which the Selling Shareholders may offer and sell the Shares described in this reoffer prospectus, see the section entitled “Plan of Distribution.”

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “ALM”. On August 4, 2026, the closing price for our Common Shares was $13.28 on the Nasdaq Capital Market.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “Commission”) incorporated by reference herein and the applicable reoffer prospectus supplement.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 4, 2026.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this reoffer prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

THE COMPANY

Almonty is a corporation continued under the Canada Business Corporations Act (the “CBCA”). The common shares of Almonty (the “Common Shares”) are listed and posted for trading on the Australian Securities Exchange (the “ASX”) under the symbol “AII” and on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “ALM”. The Common Shares are expected to be delisted from the ASX on September 1, 2026.

We are a leading producer of tungsten concentrate, primarily for the defense industry, with plans to vertically integrate into oxide production, and we hold an additional deposit of molybdenum. Tungsten’s extreme hardness, density and high melting point make it critical for armor-piercing ammunition, armor shielding for military vehicles, missile components, radiation shielding and hypersonic weapons, however, global scarcity and processing difficulty makes securing conflict-free supply a challenge. With production of tungsten severely limited outside of China, Russia and North Korea, we believe the operation of our established mine in Portugal, in addition to the construction of our mine in South Korea, positions us as a key supplier for Western defense programs.

Our flagship asset, the Sangdong tungsten mine (the “Sangdong Mine”) in South Korea, is one of the world’s largest tungsten deposits by Inferred Mineral Resource and provides tungsten of superior grade compared with global peers, and is in soft commissioning. Once fully operational, the Sangdong Mine is expected to produce a significant portion of the global tungsten supply outside of China, supplying to mission-critical sectors such as defense, aerospace, semiconductors and batteries.

Almonty also has a molybdenum project (the “Sangdong Molybdenum Project”) with significant Inferred Mineral Resources on a separate property adjacent to the tungsten orebody at the Sangdong Mine. This molybdenum opportunity provides access to another critical material used in aerospace alloys, energy infrastructure and nuclear defense.

We also own and operate the Panasqueira tungsten mine (the “Panasqueira Mine”) in Covilha, Castelo Branco, Portugal—one of the world’s longest-producing tungsten mines—which has been operating for over a century and is renowned for its high-grade, low-impurity tungsten concentrate, which contributes to our position as a leading producer of tungsten concentrate in a highly concentrated global tungsten market, with limited production outside of China, Russia and North Korea. In addition to its production, the Panasqueira Mine serves as a vital source of technical know-how and operational expertise across our portfolio.

Our Spanish assets—including the Valtreixal tungsten mine project (the “Valtreixal Mine”) located in the province of Zamora, in Western Spain, which is currently under development, and the Los Santos tungsten mine (the “Los Santos” mine and, together with the Sangdong Mine, the Sangdong Molybdenum Project, the Panasqueira Mine and the Valtreixal Mine, the “Mineral Projects”) located near Salamanca, Spain, which is currently in care and maintenance—provide us with additional growth opportunities and help diversify our future supply.

Almonty was incorporated under the laws of the province of British Columbia on September 28, 2009 and was continued under the CBCA effective March 27, 2012.

Almonty’s head and registered office is located at 8 South Idaho Street, Suite A, Dillon, Montana 59725, United States of America. Our company website is https://almonty.com. Information on or accessible through our Internet website is not a part of this reoffer prospectus.

When used in this reoffer prospectus, the terms the “Company,” “Registrant,” “Almonty,” “issuer,” “we,” “our” and “us” refer to Almonty Industries Inc., unless otherwise specified.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider all of the information set forth in this reoffer prospectus, including our financial statements and notes thereto and the other information incorporated by reference into this reoffer prospectus, and the risk factors set forth in the Company’s Annual Information Form (the “AIF”) filed as Exhibit 99.1 to the Company’s Annual Report on Form 40-F, filed with the SEC on March 19, 2026 (the “Annual Report”) and in Management’s Discussion and Analysis for the three months ended March 31, 2026 (“MD&A”), filed as Exhibit 99.3 to the Company’s Current Report on Form 6-K, filed with the SEC on May 12, 2026, before you decide to purchase our securities. If any of these risks actually occur, our business, financial conditions, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment.

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OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 14,022,335 Shares. The actual per Share price that the Selling Shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution” below.

FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein may contain “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation (collectively herein referred to as “forward-looking statements”), including the “safe harbor” provisions of provincial securities legislation, the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act. Forward-looking statements are included to provide information about management’s current expectations and plans that may allow investors and others to have a better understanding of the Company’s business plans and financial performance and condition. Forward-looking information may relate to the Company’s future financial outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives.

When used in this Prospectus, any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, assumptions or future events of performance (often but not always using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “strategy”, “goals”, “objectives”, “project”, “potential” or variations thereof or stating that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur, or be achieved, or the negative of any of these terms and similar expressions), as they relate to the Company or management, are intended to identify forward-looking statements. Such statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” in the AIF and in MD&A, filed as Exhibit 99.3 to the Company’s Current Report on Form 6-K, filed with the SEC on May 12, 2026, and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement.

We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, the rules and regulations of the Commission, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this reoffer prospectus are solely for the account of the Selling Shareholders. We will not receive any of the proceeds from any sale of Shares by the Selling Shareholders.

SELLING SHAREHOLDERS

The Shares being registered by this reoffer prospectus consists of 14,022,335 Shares that may be issued to the individuals listed below (the “Selling Shareholders”) pursuant to the grant of options, deferred share units, performance share units, and/or restricted share units under the Plans, subject to exercise, vesting and settlement.

We are registering these Shares to permit the Selling Shareholders to resell these Shares when each deems appropriate. The Selling Shareholders may resell all, a portion, or none of the Shares, at any time and from time to time. The Selling Shareholders may also sell, transfer or otherwise dispose of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We do not know when or in what amounts the Selling Shareholders may offer any Shares for sale under this reoffer prospectus. This reoffer prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their Shares, and the actual number of Shares offered and sold will be determined from time to time by each Selling Shareholder at his or her sole discretion. Each of the Selling Shareholders has voting and investment control power over his or her Shares. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth: (i) the name of each Selling Shareholder; (ii) the number and percentage of our Common Shares that the Selling Shareholder beneficially owned as of August 4, 2026 prior to the offering for resale of the Shares under this reoffer prospectus; (iii) the number of Shares that may be offered for resale for the account of the Selling Shareholder under this reoffer prospectus; and (iv) the number and percentage of Common Shares to be beneficially owned by the Selling Shareholder after the offering of the resale shares (assuming all of the offered resale Shares are sold by such Selling Shareholder (whether vested or unvested)). The percentages appearing in the column entitled “Number of Shares Beneficially Owned After the Offering” are based on 282,845,444 Common Shares outstanding as of March 31, 2026. Common Shares that may be acquired by the Selling Shareholder pursuant to previous grants under the Plans, whether vested or unvested, that constitute Shares are deemed to be outstanding and to be beneficially owned by the Selling Shareholder holding such Shares for the purposes of computing the percentage ownership of such Selling Shareholder but are not treated as outstanding for the purposes of computing the percentage ownership of each of the other Selling Shareholders. The actual number of Shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon multiple factors which we cannot predict at this time.

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The Selling Shareholders are not required to sell any Shares and there is no assurance that any of the Selling Shareholders will sell any or all of the Shares covered by this reoffer prospectus. We are not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares covered hereby.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering (1)			Number of Shares Being Registered for	Number of Shares Beneficially Owned After the Offering (3)
	Number	Percent		Resale (2)	Number	Percent
Lewis Black (4)	20,031,786	7.08%		9,210,264	10,821,522	3.83%
Daniel D’Amato (5)	8,994,430	3.18%		1,021,339	7,973,091	2.82%
Mark Trachuk	2,304,773	*	%	1,598,584	706,189	*	%
David Hanick	0	*	%	406,116	0	*	%
Andrew Frazer	1,476,240	*	%	1,480,902	0	*	%
Gustave F. Perna	89,968	*	%	89,968	0	*	%
Alan Estevez	75,189	*	%	75,189	0	*	%
Steven Allen	20,000	*	%	60,000	0	*	%
Guillaume de Lamaziere	25,500	*	%	66,000	0	*	%
Marion McGrath	13,973	*	%	13,973	0	*	%

*	denotes less than 1%

(1) In computing the number of shares of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Shares subject to options, deferred share units, performance share units, and restricted share units or other derivative securities held by that person that are exercisable, vested or convertible as of August 4, 2026 or that will become exercisable, vested or convertible within 60 days after August 4, 2026, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 282,845,444 common shares issued and outstanding as of March 31, 2026, as disclosed in the Issuer’s Management’s Discussion and Analysis on Form 6-K filed with the U.S. Securities and Exchange Commission on May 12, 2026.

(2) The numbers of Common Shares reflect all Common Shares acquired or issuable to a person pursuant to applicable grants previously made under the Plans irrespective of whether such grants are exercisable, vested or convertible as of August 4, 2026 or will become exercisable, vested or convertible within 60 days after August 4, 2026.

(3) In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person following the offering, we deemed to be outstanding all Common Shares then subject to options, deferred share units, performance share units, and restricted share units or other derivative securities held by that person that are vested, exercisable or convertible as of August 4, 2026 or that would become vested, exercisable or convertible within 60 days after August 4, 2026, but we did not deem these Common Shares outstanding for the purpose of computing the percentage ownership of any other person. We further presumed that the person sold all Shares eligible to be resold in this offering irrespective of any applicable vesting, exercisability or conversion limitations, but retained ownership of all other Common Shares beneficially owned as of August 4, 2026.

(4) Lewis Black’s beneficial ownership includes 4,262,613 Common Shares held by Almonty Partners LLC (“Almonty Partners”). Mr. Black shares voting and dispositive control with respect to the securities held by Almonty Partners. As such, Mr. Black may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by Almonty Partners.

(5) Daniel D’Amato’s beneficial ownership includes 4,262,613 Common Shares held by Almonty Partners. Mr. D’Amato shares voting and dispositive control with respect to the securities held by Almonty Partners. As such, Mr. D’Amato may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by Almonty Partners.

5

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “Selling Shareholder” means and includes:

● the persons identified in the table above as the Selling Shareholders; and

● any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the Common Shares offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The Common Shares offered by this reoffer prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Shareholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Shares offered hereby. The distribution of the Common Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Common Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the Common Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of Common Shares. The broker-dealer may then resell or otherwise transfer such Common Shares pursuant to this reoffer prospectus.

The Selling Shareholders also may lend or pledge Common Shares to a broker-dealer. The broker-dealer may sell the Common Shares so lent, or upon a default the broker-dealer may sell the pledged Common Shares pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Common Shares of the Selling Shareholders.

Although the Common Shares covered by this reoffer prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the Selling Shareholders in any offering or distribution of Common Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Shares offered hereby may not simultaneously engage in market making activities with respect to the Common Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, Common Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Shares offered hereby. However, the Selling Shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Common Shares offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

6

LEGAL MATTERS

Certain legal matters in connection with the Offering will be passed upon on behalf of the Company by Norton Rose Fulbright Canada LLP with respect to Canadian legal matters and by Norton Rose Fulbright US LLP with respect to U.S. legal matters. The partners and associates of Norton Rose Fulbright Canada LLP as a group beneficially own, directly or indirectly, less than 1% of the outstanding securities of the Company.

EXPERTS

The consolidated financial statements of the Company for the years ended December 31, 2025 and 2024 were audited by Zeifmans LLP,  independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, Almonty is required to file or furnish reports and other information with the SEC, including annual reports on Form 40-F and reports on Form 6-K. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The following documents are incorporated by reference into this reoffer prospectus:

(a)	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2025, as filed with the SEC on March 19, 2026;
(b)	All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2025; and
(c)	The description of our common shares contained in the Registrant’s registration statement on Form F-10 (Commission File No. 333-288536), as filed with the Commission on July 7, 2025, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are hereby incorporated by reference into this reoffer prospectus. Also, we may incorporate by reference reports on Form 6-K that we furnish subsequent to the date of this reoffer prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this reoffer prospectus. Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only be accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Common Shares. These purchasers will purchase our Common Shares at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

14,022,335 Common Shares

August 4, 2026

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents which have been and will in the future be filed by the Registrant with the SEC are incorporated herein by reference:

(a)	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2025, as filed with the SEC on March 19, 2026;
(b)	All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2025; and
(c)	The description of our Common Shares contained in the Registrant’s registration statement on Form F-10 (Commission File No. 333-288536), as filed with the Commission on July 7, 2025, and any amendments or reports filed for the purpose of updating such description.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, and any Form 6-K furnished by us during such period or portions thereof that are identified in such Form 6-K as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

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Item 6. Indemnification of Directors and Officers.

Under the CBCA, the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity. The CBCA also provides that the Registrant may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

●	acted honestly and in good faith with a view to the Registrant’s best interests, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and
●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s by-laws require the Registrant to indemnify to the fullest extent permitted by the CBCA each of its current or former directors or officers and each individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity.

The Registrant’s by-laws authorize the Registrant to purchase and maintain insurance for the benefit of each of its current or former directors or officers and each person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity.

The Registrant has entered into indemnity agreements with its directors and certain officers which provide, among other things, that the Registrant will indemnify him or her to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of his or her actions in the exercise of his or her duties as a director or officer.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 7. Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the reoffer prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

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Item 8. Exhibits.

Number	Exhibit
4.1	Almonty Industries Inc. Omnibus Equity Incentive Plan, Adopted April 30, 2025
4.2	Almonty Industries Inc. Fourth Amended and Restated Incentive Stock Option Plan, Adopted August 4, 2026
4.3	Almonty Industries Inc. Amended and Restated Restricted Share Unit Plan, Adopted August 4, 2026
5.1	Opinion of Norton Rose Fulbright Canada LLP
23.1	Consent of Norton Rose Fulbright Canada LLP (Included in Exhibit 5.1)
23.2	Consent of Zeifmans LLP (Auditor Firm ID: 1149)
24.1	Power of Attorney (See Signature Pages)
107	Filing Fee Table

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 4th day of August, 2026.

ALMONTY INDUSTRIES INC.

By:	/s/ Lewis Black
Name:	Lewis Black
Title:	Director, President and Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lewis Black as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, including any amendment for the purpose of registering additional shares in accordance with General Instruction E to Form S-8 (and any additional registration statements related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lewis Black	Director, President and Chief Executive Officer	August 4, 2026
Lewis Black	(principal executive officer)

/s/ Jorge Beristain	Chief Financial Officer	August 4, 2026
Jorge Beristain	(principal financial officer)

/s/ Daniel D’Amato	Director	August 4, 2026
Daniel D’Amato

/s/ Mark Trachuk	Lead Director	August 4, 2026
Mark Trachuk

/s/ David Hanick	Director	August 4, 2026
David Hanick

/s/ Andrew Frazer	Director	August 4, 2026
Andrew Frazer

/s/ Gustave F. Perna	Director	August 4, 2026
Gustave F. Perna

/s/ Alan Estevez	Director	August 4, 2026
Alan Estevez

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AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the authorized representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on the 4th day of August, 2026.

Almonty Industries US Inc.

By:	/s/ Lewis Black
Name: Lewis Black
Title: Director, President and Chief Executive Officer

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